UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CUTERA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF

2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2008

10:00 A.M. Pacific Time

To our Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Cutera, Inc. (the “Company”). The meeting will be held at our principal executive offices located at 3240 Bayshore Blvd., Brisbane, California 94005-1021 on June 12, 2008 at 10:00 a.m. Pacific Time, for the following purposes:

1.	To elect two Class I directors to each serve for a three-year term that expires at the 2011 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.	To approve the adoption of our 2004 Equity Incentive Plan (As Amended);

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008; and

4.	To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting.

This year, we are pleased to be using the new U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders a notice instead of a paper copy of this proxy statement and our 2007 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2007 Annual Report and a form of proxy card or voting instruction card. We believe that this new process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

The meeting will begin promptly at 10:00 a.m., local time, and check-in will begin at 9:30 a.m., local time. Only holders of record of shares of our common stock (NASDAQ: CUTR) at the close of business on April 18, 2008 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

For a period of at least 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose relating to the Annual Meeting during normal business hours at our principal executive offices located at 3240 Bayshore Blvd., Brisbane, California 94005-1021.

By order of the Board of Directors,

Kevin P. Connors President and Chief Executive Officer

Brisbane, California

April 28, 2008

YOUR VOTE IS IMPORTANT!

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE, OR IF AVAILABLE, ELECTRONICALLY, OR, IF YOU RECEIVED PER YOUR REQUEST A PAPER COPY OF OUR PROXY MATERIALS, COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY CARD IS MAILED IN THE UNITED STATES OR CANADA. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

Page
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING

Why am I receiving these proxy materials?	1
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials this year instead of a paper copy of the proxy materials?	1
What is the purpose of the Annual Meeting?	2
Who is entitled to attend the meeting?	2
Who is entitled to vote at the meeting?	2
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	2
What items of business will be voted on at the meeting?	2
How does the Board recommend that I vote?	3
What shares can I vote at the meeting?	3
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	3
How can I vote my shares without attending the meeting?	3
How can I vote my shares in person at the meeting?	3
Can I change my vote?	3
Is my vote confidential?	4
What vote is required to approve each item and how are votes counted?	4
What is a “broker non-vote”?	5
How are “broker non-votes” counted?	5
How are abstentions counted?	5
What happens if additional matters are presented at the meeting?	5
Who will serve as inspector of election?	5
What should I do in the event that I receive more than one set of proxy/voting materials?	5
Who is soliciting my vote and who will bear the costs of this solicitation?	5
Where can I find the voting results of the meeting?	6
What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?	6

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management	7
Section 16(a) Beneficial Ownership Reporting Compliance	8

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence	9
Committees of the Board	9
Meetings Attended by Directors	10
Director Nomination Process	10
Director Compensation	11
Code of Ethics	12
Compensation Committee Interlocks and Insider Participation	12
Certain Relationships and Related Transactions	12
Family Relationships	13
Communications with the Board by Stockholders	13

REPORT OF THE AUDIT COMMITTEE	14

i

ii

PROXY STATEMENT

FOR

2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2008

The Board of Directors of Cutera, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2008 Annual Meeting of Stockholders to be held on Thursday, June 12, 2008, beginning at 10:00 a.m., Pacific Time, which is the local time, at our principal executive offices located at 3240 Bayshore Blvd., Brisbane, California 94005-1021, and at any postponements or adjournments thereof. This proxy statement contains important information regarding the meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

In this proxy statement: the terms “we”, “our”, “Cutera” and the “Company” each refer to Cutera, Inc.; the term “Board” means our Board of Directors; the term “proxy materials” means this proxy statement, the enclosed proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the U.S. Securities and Exchange Commission on March 13, 2008; and the term “Annual Meeting” means our 2008 Annual Meeting of Stockholders.

We are sending the Notice of Internet Availability of Proxy Materials on or about April 30, 2008, to all stockholders of record at the close of business on April 18, 2008 (the “Record Date”).

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION

AND VOTING AT THE ANNUAL MEETING

Why am I receiving these proxy materials?	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date (which was April 18, 2008). As a stockholder of record, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials this year instead of a paper copy of the proxy materials?

Pursuant to the new rules recently adopted by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders.

All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice.

In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is the purpose of the Annual Meeting?	At our meeting, stockholders of record will vote upon the items of business outlined in the notice of meeting (on the cover page of this proxy statement), each of which is described more fully in this proxy statement. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to attend the meeting?	You are entitled to attend the meeting only if you owned our common stock (or were a joint holder) as of the Record Date or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admittance.

Please also note that if you are not a stockholder of record but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

The meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:30 a.m., local time.

Who is entitled to vote at the meeting?

Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of and to vote at the meeting, and at any postponements or adjournments thereof.

As of the Record Date, 12,743,553 shares of our common stock were outstanding. Each outstanding share of our common stock entitles the holder to one vote on each matter considered at the meeting. Accordingly, there are a maximum of 12,743,553 votes that may be cast at the meeting.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the meeting will constitute a quorum. A quorum is required to conduct business at the meeting. The presence of the holders of our common stock representing at least 6,371,777 votes will be required to establish a quorum at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What items of business will be voted on at the meeting?

The items of business scheduled to be voted on at the meeting are as follows:

1.      the election of two nominees to serve as Class I directors on our Board;

2.      the approval of the adoption of our 2004 Equity Incentive Plan (as amended); and

3.      the ratification of the appointment of our Independent Registered Public Accounting Firm for the 2008 fiscal year.

These proposals are described more fully below in this proxy statement. As of the date of this proxy statement, the only business that our Board intends to present or knows of that others will present at the meeting is as set forth in this proxy statement. If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the Board recommend that I vote?	Our Board recommends that you vote your shares “FOR” each of the director nominees, “FOR” the approval of the adoption of our 2004 Equity Incentive Plan (as amended), and “FOR” the ratification of our Independent Registered Public Accounting Firm for the 2008 fiscal year.

What shares can I vote at the meeting?	You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, Inc., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to Cutera or to vote in person at the meeting. We have enclosed a proxy card for your use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. Stockholders of record of our common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Our stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by the broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope.

How can I vote my shares in person at the meeting?	Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote?	You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Is my vote confidential?	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Cutera or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

What vote is required to approve each item and how are votes counted?

The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors. The two director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as Class I directors. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of Adoption of 2004 Equity Incentive Plan (As Amended). For the approval of the adoption of our 2004 Equity Incentive Plan (As Amended), the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

Ratification of Independent Registered Public Accounting Firm. For the ratification of the appointment of our Independent Registered Public Accounting Firm, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the Company’s nominees to the Board, “FOR” approval of the adoption of the 2004 Equity Incentive Plan (As Amended), “FOR” ratification of the Independent Registered Public Accounting Firm, and in the discretion of the proxy holders on any other matters that may properly come before the meeting).

What is a “broker non-vote”?	Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. The election of directors and the ratification of the appointment of an independent registered public accounting firm are considered routine matters. Therefore, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” all of the Company’s nominees to the Board and “FOR” ratification of the Independent Registered Public Accounting Firm. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?	If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the meeting?	Other than the three proposals described in this proxy statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders, Jerry P. Widman (a Board member and chairman of our Board’s Audit Committee) and Ronald J. Santilli (our Chief Financial Officer), will have the discretion to vote your shares on any additional matters that may be properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Who will serve as inspector of election?	We expect a representative of Computershare Trust Company, Inc., our transfer agent, to tabulate the votes, and expect our General Counsel to act as inspector of election at the meeting.

What should I do in the event that I receive more than one set of proxy/voting materials?	You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each Cutera proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?	Your vote is being solicited on behalf of the Board, and the Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may also engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2008.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the Annual Meeting to be held in 2009, the written proposal must be received by our corporate Secretary at our principal executive offices no later than January 2, 2009, which is the date 120 calendars days before the anniversary of the mailing date of the Notice of Internet Availability of Proxy Materials. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail its proxy materials. Such proposals also must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “ Exchange Act “), and any other applicable rules established by the U.S. Securities and Exchange Commission (the “ SEC “). Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. Proposals should be addressed to:

Secretary

Cutera, Inc.

3240 Bayshore Blvd.

Brisbane, California 94005-1021

Nomination of Director Candidates: You may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the “Secretary” at the address of our principal executive offices set forth above. In addition, our Bylaws permit stockholders to nominate directors for election at an Annual Meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws, as well as a statement by the nominee consenting to being named as a nominee and to serve as a director if elected. In addition, the stockholder must give timely notice to our corporate Secretary in accordance with the provisions of our Bylaws, which require that the notice be received by our corporate Secretary no later than January 2, 2009.

Copy of Bylaw Provisions: You may contact our corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table provides information relating to the beneficial ownership of our common stock as of the Record Date, by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•

each of our Named Executive Officers named in the Summary Compensation Table on page 33 (our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers);

•	each of our directors; and

•	all of our directors and Named Executive Officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of April 18, 2008 (the Record Date) through the exercise of any stock option or other right. The number and percentage of shares beneficially owned is computed on the basis of 12,743,553 shares of our common stock outstanding as of the Record Date. The information in the following table regarding the beneficial owners of more than 5% of our common stock is based upon information supplied by principal stockholders or Schedules 13D and 13G filed with the SEC.

Shares of our common stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person or entity named in the table has sole voting and disposition power with respect to the shares set forth opposite such person’s or entity’s name. The address for those persons for which an address is not otherwise provided is c/o Cutera, Inc., 3240 Bayshore Blvd., Brisbane, California 94005-1021.

Name and Address of Beneficial Owner	Number of Shares Outstanding	Warrants and Options Exercisable Within 60 Days**	Approximate Percent Owned
Eagle Asset Management, Inc.	1,086,480	—	9%
HealthCor Management, L.P.	900,000	—	7%
Barclays Global Investors, NA	736,106	—	6%
Michael A. Roth and Brian J. Stark, as joint filers	639,292	—	5%
Putnam, LLC	897,159	—	7%
Annette J. Campbell-White	56,774	40,000	1%
David B. Apfelberg	20,000	30,000	*
Kevin P. Connors	68,214	563,272	5%
David A. Gollnick	114,500	104,265	2%
W. Mark Lortz	2,285	40,000	*
Jerry P. Widman	—	40,000	*
Timothy J. O’Shea	—	20,000	*
Ronald J. Santilli	6,748	83,178	1%
Robert J. Shine, Jr.	4,753	50,658	*
John J. Connors	5,993	111,678	1%
All directors and Named Executive Officers as a group (10 persons)	279,267	1,083,051	10%

*	Less than 1%.
**	Includes Performance Unit Awards that will vest and be issued within 60 days of the Record Date. See discussion of this matter included in Compensation Discussion and Analysis on page 27 of this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in the ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from reporting persons that no Forms 3, 4 or 5 were required of such persons, we believe that during our fiscal year ended December 31, 2007, all reports were timely filed, with the exceptions noted herein.

One late Form 4 was filed for Ronald J. Santilli on February 15, 2007 to report the February 8, 2007 sale of 10,000 shares of our common stock.

One late Form 4 report was filed for Robert J. Shine, Jr. on March 1, 2007 to report the February 21, 2007 sale of 10,000 shares of our common stock.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Our Board currently consists of seven directors, with one vacancy. The Company’s directors are Kevin P. Connors, David A. Gollnick, Timothy J. O’Shea, David B. Apfelberg, W. Mark Lortz, Jerry P. Widman, and Annette J. Campbell-White. Our Board has determined that each of the directors other than Kevin P. Connors, the Company’s President and Chief Executive Officer, and David A. Gollnick, the Company’s Executive Vice President of Research and Development, satisfy the current “independent director” standards established by rules of The NASDAQ Stock Market LLC (“Nasdaq”).

Committees of the Board

Our Board has two standing committees: the Audit Committee and the Compensation Committee. From time to time, our Board may also create various ad hoc committees for special purposes. The membership during the last fiscal year and the function of each of the committees are described below.

Name of Director	Audit Committee		Compensation Committee
Non-Employee Directors:
Jerry P. Widman	X	*	X
Timothy J. O’Shea	X
W. Mark Lortz(1)	X
David B. Apfelberg			X	*
Annette J. Campbell-White(1)			X

Employee Directors:
Kevin P. Connors
David A. Gollnick

Number of Meetings Held During the Last Fiscal Year	7		4

X =	Committee member
* =	Chairman of Committee

(1)	Annette J. Campbell-White replaced W. Mark Lortz as a member of the Compensation Committee on April 13, 2007.

Audit Committee. The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements. In this role, the Audit Committee monitors and oversees the integrity of the Company’s financial statements and related disclosures, the qualifications, independence, and performance of the Company’s Independent Registered Public Accounting Firm, and the Company’s compliance with applicable legal requirements and its business conduct policies. Our Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the Nasdaq rules and the independence requirements of the SEC. Our Board has determined that Jerry P. Widman continues to qualify as an “audit committee financial expert,” as defined in SEC rules. The Audit Committee has a written charter, which was adopted by our Board in January 2004, a copy of which can be found on our website at www.cutera.com. The report of the Audit Committee appears on page 14 of this proxy statement.

Compensation Committee. The Compensation Committee, together with the Board, establishes compensation for the Chief Executive Officer and the other executive officers and administers the Company’s 2004 Equity Incentive Plan, the 2004 Employee Stock Purchase Plan, and the 1998 Stock Plan. The Compensation Committee has a written charter, which was adopted by our Board in January 2004, and amended on April 13, 2007 and on April 25, 2008, and can be found on our website.

Meetings Attended by Directors

During 2007, the Board held eight meetings, the Audit Committee held seven meetings and the Compensation Committee held four meetings. No director attended fewer than 75% of the meetings of the Board or committee(s) on which he or she served during 2007.

The directors of the Company are encouraged to attend the Company’s Annual Meeting of Stockholders, and director Kevin P. Connors attended the meeting in 2007 in person, and directors David B. Apfelberg and Timothy J. O’Shea attended that meeting telephonically. No other board members attended that meeting, in person or telephonically.

Director Nomination Process

Nominations. Our Board does not currently have a nominating committee or other committee performing a similar function nor do we have any formal written policies outlining the factors and process relating to the selection of nominees for consideration for Board membership by the full Board and the stockholders. Our Board has adopted resolutions in accordance with the Nasdaq Marketplace Rules authorizing a majority of its independent members to recommend qualified nominees for consideration by the full Board. Our Board believes that it is appropriate for us to not have a standing nominating committee because of a number of factors, including the number of independent directors who want to participate in consideration of candidates for membership on the Board. Our Board consists of seven members, five of whom are independent. Our Board considered forming a nominating committee consisting of several of the independent members of our Board. Forming a committee consisting of less than all of the independent members was unattractive because it would have omitted the other independent members of our Board who wanted to participate in considering qualified candidates for Board membership. Since our Board desired the participation in the nominations process of all of its independent members, it therefore decided not to form a nominating committee and instead authorized a majority of the independent members of our Board to make and consider nominations for Board membership. The independent members of our Board do not have a nominating committee charter, but act pursuant to Board resolutions as described above. Each of the members of our Board authorized to recommend nominees to the full Board is independent within the meaning of the current “independent director” standards established by Nasdaq’s rules. Our Board intends to review this matter periodically, and may in the future elect to designate a formal nominating committee.

Director Qualifications. While the independent members of our Board have not established specific minimum qualifications for director candidates, the candidates for Board membership should have the highest professional and personal ethics and values, and conduct themselves consistent with our Code of Ethics. While the independent members of the Board have not formalized specific minimum qualifications they believe must be met by a candidate to be recommended by the independent members, the independent members of the Board believe that candidates and nominees must reflect a Board that is comprised of directors who (i) have broad and relevant experience, (ii) are predominantly independent, (iii) are of high integrity, (iv) have qualifications that will increase overall Board effectiveness and enhance long-term stockholder value, and (v) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

Stockholder Nominations and Recommendations. As described above in the Question and Answer section of this proxy statement under “What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?,” our Bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our Board. In addition, the independent members of our Board may consider properly submitted stockholder recommendations (as opposed to formal nominations) for candidates for membership on the Board. A stockholder may make such a recommendation by submitting the following information to our Secretary at 3240 Bayshore Blvd., Brisbane, California 94005-1021: the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, professional and personal references, information regarding any relationships between the candidate and Cutera within the last three years and evidence of ownership of Cutera stock by the recommending stockholder.

Identifying and Evaluating Director Nominees. Typically new candidates for nomination to the Board are suggested by existing directors or by our executive officers, although candidates may initially come to our attention through professional search firms, stockholders or other persons. The independent members of the Board shall carefully review the qualifications of any candidates who have been properly brought to its attention. Such a review may, in the Board’s discretion, include a review solely of information provided to the Board or may also include discussion with persons familiar with the candidate, an interview with the candidate or other actions that the Board deems proper. The Board shall consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the independent members of the Board considers many factors, including, issues of character, judgment, independence, expertise, diversity of experience, length of service, and other commitments. The Board evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by stockholders are evaluated by the independent directors using the same criteria as other candidates.

Director Compensation

The following table sets forth a summary of the cash compensation and the fair value of stock options earned by our non-employee directors in the year ended December 31, 2007.

Name	Fees Earned(1)	Option Awards(2)		Total
Jerry P. Widman	$41,750	$129,054	(3)	$170,804
Timothy J. O’Shea	28,750	129,054	(4)	157,804
W. Mark Lortz	29,075	140,226	(5)	169,301
David B. Apfelberg	30,750	129,054	(6)	159,804
Annette J. Campbell-White	24,875	129,054	(7)	153,929

(1)	Amounts were earned in connection with attendance at meetings of our Board and its committees, or committee Chairman retainers, each as described below.
(2)	Amount reflects the total stock-based compensation expense for the year ended December 31, 2007 calculated in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, or SFAS No. 123(R), using the modified prospective method for unvested awards as of January 1, 2006 and excluding estimates of forfeitures. See Note 4 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 13, 2008 for a discussion of the assumptions made in determining the grant date fair value and stock-based compensation expense of equity awards.
(3)	At December 31, 2007, Jerry P. Widman held options to purchase 30,000 shares of common stock.
(4)	At December 31, 2007, Timothy J. O’Shea held options to purchase 10,000 shares of common stock.
(5)	At December 31, 2007, W. Mark Lortz held options to purchase 30,000 shares of common stock.
(6)	At December 31, 2007, David B. Apfelberg held options to purchase 20,000 shares of common stock.
(7)	At December 31, 2007, Annette J. Campbell-White held options to purchase 30,000 shares of common stock.

From January 1, 2007 through May 31, 2007, our non-employee directors earned $5,000 for each regular board meeting attended; $1,500 per year for compensation committee meetings attended that year; and $6,000 per year for audit committee meetings attended that year. Additionally, the Chairman of the Audit Committee earned an annual $10,000 retainer and the Chairman of the Compensation Committee earned an annual $5,000 retainer. In June 2007, our Board, following recommendations of its Compensation Committee, revised the annual compensation of its non-employee directors. Accordingly, our non-employee directors currently earn $25,000 per year for regular board meetings attended that year; $4,000 per year for compensation committee meetings attended that year (except the Chairman of the Compensation Committee who earns $10,000 per year); and $6,500 per year for audit committee meetings attended that year (except the Chairman of the Audit Committee who earns $17,000 per year). In addition, our directors will each earn an additional $1,000 for each board- and committee meeting attended in a year that exceeds the median of our Peer Group (as defined in

Market Benchmarks, below). A meeting, for these purposes, is defined as a noticed meeting that is convened in person or telephonically. Non-employee directors may receive additional cash compensation from time to time as the Board may determine.

Our 2004 Equity Incentive Plan provides for the automatic grant of options to our non-employee directors. Through May 31, 2007, each non-employee director who had been appointed to the Board received an initial option to purchase 30,000 shares of common stock upon such appointment, and each non-employee director who had been a director for at least the preceding six months received a subsequent option to purchase 10,000 shares of our common stock immediately following each Annual Meeting of our stockholders. All options granted under those automatic grant provisions had an exercise price equal to fair market value on the date of grant and a term of ten years. Each option to purchase 30,000 shares becomes exercisable as to one-third of the shares subject to the option on each anniversary of its date of grant, provided the non-employee director remains a director on such dates. Each option to purchase 10,000 shares becomes exercisable as to 100% of the shares subject to the option on the third anniversary of its date of grant, provided the non-employee director remains a director up to and including such date.

In June 2007, the Board, following recommendations of its Compensation Committee, revised the amount, vesting schedules and terms of the automatic option grants for its non-employee directors. Accordingly, each non-employee director appointed to the Board will receive an initial option to purchase 10,000 shares of common stock upon such appointment, and each non-employee director who has been a director for at least the preceding six months will receive a subsequent option to purchase 5,000 shares of our common stock immediately following each Annual Meeting of our stockholders. All options granted under these automatic grant provisions have an exercise price equal to fair market value on the date of the grant and a term of seven years. Each option to purchase 10,000 shares will become exercisable as to one-third of the shares subject to the option on each anniversary of its date of grant; provided the non-employee director remains a director on such dates. Each option to purchase 5,000 shares will be come exercisable as to 100% of the shares subject to the option on the anniversary of its date of grant; provided the non-employee director remains a director up to and including such date.

Code of Ethics

We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Ethics, as amended, (the “Code”) reflects our values and the business practices and principles of behavior that support this commitment. The Code is intended to satisfy SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the Nasdaq listing standards requirement for a “code of conduct.” The Code is an Exhibit to our Form 8-K filed with the SEC on April 29, 2004 and is available on the Company’s website at www.cutera.com under “Company—Investor Relations—Corporate Governance.” We will post any amendment to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC or the Nasdaq, on our website.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee nor any of our executive officers has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. No Compensation Committee member is an officer or employee of Cutera.

Certain Relationships and Related Transactions

In the Company’s last fiscal year, and except for compensation paid to its directors and executive officers for services performed in such roles, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of their immediate families had or will have a direct or indirect material interest.

Family Relationships

John J. Connors, our Executive Vice President of Worldwide Sales and Marketing, is the brother of Kevin P. Connors, our President, Chief Executive Officer and Director. There are no other family relationships among any of our directors or executive officers.

Communications with the Board by Stockholders

Stockholders wishing to communicate with the Board or with an individual Board member concerning the Company may do so by writing to the Board or to the particular Board member, and mailing the correspondence to: Attention: Board of Directors, c/o Secretary, Cutera, Inc., 3240 Bayshore Blvd., Brisbane, California 94005-1021. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

REPORT OF THE AUDIT COMMITTEE

The material in this section is not deemed filed with the SEC and is not incorporated by reference in any filing of our Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

The Audit Committee of the Board of Directors is comprised solely of independent directors (as defined by Nasdaq rules) who were all appointed by the Board of Directors. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which can be found on our website. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. As more fully described in the charter, the purpose of the Audit Committee is to provide general oversight of Cutera’s financial reporting, integrity of financial statements, internal controls and internal audit functions. The Audit Committee has authority to retain outside legal, accounting or other advisors as its deems necessary to carry out its duties and to require Cutera to pay for such expenditures.

The Audit Committee monitors Cutera’s external audit process, including the scope, fees, auditor independence matters and the extent to which the Independent Registered Public Accounting Firm may be retained to perform non-audit services. The Audit Committee has responsibility for the appointment, compensation, retention and oversight of Cutera’s Independent Registered Public Accounting Firm. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of Cutera’s financial, accounting and internal controls over financial reporting. In addition, the Audit Committee generally oversees Cutera’s internal compliance programs. The Audit Committee members are not all professional accountants or auditors, and their function is not intended to duplicate or to certify the activities of management and the Independent Registered Public Accounting Firm, nor can the Audit Committee certify that the Independent Registered Public Accounting Firm is “independent” under applicable rules.

The Audit Committee provides advice, counsel and direction to management and the Independent Registered Public Accounting Firm on matters for which it is responsible based on the information it receives from management and the Independent Registered Public Accounting Firm and the experience of its members in business, financial and accounting matters.

Management is responsible for the preparation and integrity of Cutera’s financial statements, accounting and financial reporting processes and internal control over financial reporting for compliance with applicable accounting standards, laws and regulations.

Cutera’s Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of Cutera’s financial statements in accordance with generally accepted auditing standards and expressing an opinion in its report on those financial statements, and for expressing an opinion on the effectiveness of Cutera’s internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed the audited financial statements for 2007 with Cutera’s management.

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The Audit Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

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The Audit Committee has received written disclosures and a letter from the Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP, required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”) and has discussed with PricewaterhouseCoopers LLP its independence.

•	The Audit Committee has discussed with the Independent Registered Public Accounting Firm the overall scope and plans for its audit.

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The Audit Committee has met with the Independent Registered Public Accounting Firm, with and without management present, to discuss the results of its examinations, its evaluations of our internal control over financial reporting, and to discuss the overall quality of our financial reporting.

•	The Audit Committee has considered whether the provision by the Independent Registered Public Accounting Firm of non-audit services is compatible with maintaining its independence.

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Based on the review and discussion referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements and the report of management on internal control over financial reporting be included in Cutera’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The foregoing report is provided by the undersigned members of the Audit Committee.

W. Mark Lortz

Timothy J. O’Shea

Jerry P. Widman

PROPOSAL ONE—ELECTION OF DIRECTORS

Classes of the Board of Directors

Our Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms. Our Board currently consists of seven directors, divided among the three classes as follows: two Class I directors, Kevin P. Connors and David A. Gollnick, whose terms expire at this meeting; two Class II directors, Timothy J. O’Shea and David B. Apfelberg, whose terms expire at our Annual Meeting of Stockholders to be held in 2009; and three Class III directors, W. Mark Lortz, Jerry P. Widman, and Annette J. Campbell-White, whose terms expire at our Annual Meeting of Stockholders to be held in 2010.

The name of each member of the Board, the class in which he or she serves, and his or her age as of the Record Date, principal occupation and length of service on the Board are as follows:

Name	Term Expires	Age	Principal Occupation	Director Since
Class I Directors
Kevin P. Connors	2008	46	President and Chief Executive Officer	1998
David A. Gollnick	2008	44	Executive Vice President of Research & Development	1998
Class II Directors
Timothy J. O’Shea(2)	2009	55	Vice President of Business Development, Boston Scientific Corporation	2004
David B. Apfelberg(1)	2009	66	Assistant Clinical Professor of Plastic Surgery, Stanford University Medical Center	1998

Class III Directors
W. Mark Lortz(2)	2010	56	Former Chief Executive Officer, TheraSense, Inc.	2004
Jerry P. Widman(1)(2)	2010	65	Former Chief Financial Officer, Ascension Health	2004
Annette J. Campbell-White(1)	2010	61	Managing General Partner, MedVenture Associates I-V	1998

(1)	Member of the Compensation Committee as of the Record Date.
(2)	Member of the Audit Committee as of the Record Date.

Director Nominees

The Board has nominated Kevin P. Connors and David A. Gollnick for re-election as Class I directors.

Kevin P. Connors has served as our President and Chief Executive Officer and as a member of our board of directors since our inception in August 1998. Mr. Connors also currently serves as a member of the board of directors of the Exploratorium in San Francisco. From May 1996 to June 1998, Mr. Connors served as President and General Manager of Coherent Medical Group, a unit of Coherent Inc., which manufactures lasers, optics and related accessories.

David A. Gollnick has served as a member of our Board since our inception in August 1998. He served as our Vice President of Research and Development from August 1998 until April 2007, and has served as our Executive Vice President of Research and Development since April 2007. From June 1996 to July 1998, Mr. Gollnick was Vice President of Research and Development at Coherent Medical Group, a unit of Coherent Inc. Mr. Gollnick holds a B.S. in Mechanical Engineering from Fresno State University.

If elected to our board of directors, directors Kevin P. Connors and David A. Gollnick would each hold office as a Class I director until our Annual Meeting of Stockholders to be held in 2011 or until his earlier death, resignation or removal.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE TWO NOMINEES FOR CLASS I DIRECTOR LISTED ABOVE.

Directors Whose Terms Extend Beyond the 2008 Annual Meeting

David B. Apfelberg, MD has served as a member of our board of directors since November 1998. Dr. Apfelberg has been an Adjunct Associate Professor of Plastic Surgery at the Stanford University Medical Center since 1980. Since 1987, Dr. Apfelberg has also been a consultant for individual entrepreneurs, venture capital companies and attorneys, with special expertise in the area of lasers in medicine. From June 1991 to May 2001, Dr. Apfelberg was Director of the Plastic Surgery Center in Atherton, California. Dr. Apfelberg holds both a B.M.S., Bachelor of Medical Science, and an M.D. from Northwestern University Medical School.

Annette J. Campbell-White has served as a member of our board of directors since November 1998. Since May 1986, Ms. Campbell-White has been the Managing General Partner of MedVenture Associates I-V, which are venture partnerships investing primarily in early stage businesses in the healthcare field. Ms. Campbell-White currently serves on the boards of a number of privately-held companies. Ms. Campbell-White holds a B.S. in Chemical Engineering and an M.S. in Chemistry, both from the University of Cape Town, South Africa.

W. Mark Lortz has served as a member of our board of directors since June 2004. Mr. Lortz served as the Chairman, President and Chief Executive Officer of TheraSense until June of 2004 after its acquisition by Abbott Laboratories earlier in 2004. Prior to TheraSense, Mr. Lortz held several positions at LifeScan, including Vice President, Operations and Group Vice President, Worldwide Business Operations. Prior to LifeScan, Mr. Lortz has 18 years of experience with the General Electric Company in several divisions. Mr. Lortz is a member of the board of directors of Neurometrix, a publicly-traded manufacturer of neurological diagnostic and therapeutic devices. Mr. Lortz holds an MBA in Management from Xavier University and a BS in Engineering Science from Iowa State University.

Timothy J. O’Shea has served as a member of our board of directors since April 2004. Since joining Boston Scientific in 1981, he has served in a variety of management positions, including business development, corporate project management, international and domestic marketing and sales. Mr. O’Shea currently serves as a board observer on behalf of Boston Scientific for several private and public companies, and as a member of the board of directors of Medical Enterprises, Ltd., a private medical device company. Mr. O’Shea holds a B.A. in history from the University of Detroit.

Jerry P. Widman has served as a member of our board of directors since March 2004. From 1982 to 2001, Mr. Widman served as the Chief Financial Officer of Ascension Health, a not-for-profit multi-hospital system. Mr. Widman also currently serves as a member of the board of directors and the audit committee of ArthroCare Corporation, a publicly-traded medical device company, and the Trizetto Group, a publicly-traded information technology company in the healthcare industry. Mr. Widman is a member of the board of directors of two other privately-held companies in the healthcare industry. Mr. Widman holds a B.B.A. from Case Western Reserve University, an M.B.A. from the University of Denver, a J.D. from Cleveland State University and is a Certified Public Accountant.

PROPOSAL TWO—APPROVAL OF ADOPTION OF 2004 EQUITY INCENTIVE PLAN (AS AMENDED)

Our 2004 Equity Incentive Plan (the “2004 Plan”) was adopted by our Board and approved by our stockholders in January 2004, and amended in April 2007. A total of 1,750,000 shares of common stock were initially authorized for issuance thereunder, plus any shares returned to our 1998 Stock Plan as a result of termination of options or repurchase of shares issued under such plan, and shares added pursuant to automatic, annual increases under the 2004 Plan. As of April 18, 2008, a total of 4,564,765 shares were authorized for issuance under the 2004 Plan, of which 2,559,423 shares remained available for future awards. We are not requesting that any additional shares be added to the 2004 Plan at this time.

Our Board approved the amended 2004 Plan in April 2008 as summarized below, subject to stockholder approval. If the stockholders approve the amended 2004 Plan, it will replace the current version of the 2004 Plan and will continue in effect for ten (10) years from the date of stockholder approval, unless terminated earlier by our Board. If our stockholders do not approve the amended 2004 Plan, the current version of the 2004 Plan will remain in effect through the remainder of its term. Approval of the 2004 Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the 2008 Annual Meeting of Stockholders.

Changes Made in the 2004 Plan

The following is a summary of the material amendments to the 2004 Plan. This comparative summary is qualified in its entirety by reference to the actual text of the 2004 Plan, set forth as Appendix A.

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The amended 2004 Plan would permit, in addition to awards of stock options, restricted stock, stock appreciation rights, and performance units and performance shares, the award of restricted stock units and other stock or cash awards as determined by the Administrator.

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We recognize that “evergreen” provisions have the potential for built-in dilution to stockholder value. Therefore to address potential stockholder concerns, the “evergreen” provision which provided for an automatic annual increase in the number of shares available under the 2004 Plan is being eliminated.

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The amended 2004 Plan will prohibit repricings of equity awards unless stockholder approval is obtained. The current version of the Plan allows the Administrator to institute an exchange or repricing program to reduce the exercise price of the award as determined by the Administrator, in its sole discretion, without approval of the stockholders. As amended, such authority under the 2004 Plan will be conditioned on receiving stockholder approval. If the amendment is approved, the 2004 Plan will allow the Administrator to implement an exchange program, conditioned on stockholder approval, under which (i) outstanding Awards may be surrendered or cancelled in exchange for Awards of the same or different type made under the 2004 Plan or awards under a different plan, or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award could be reduced.

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The amended 2004 Plan has been drafted to include limitations to the number of shares that may be granted on an annual basis through individual Awards. Additionally, specific performance criteria have been added to the 2004 Plan so that the Administrator may establish performance objectives upon achievement of which certain Awards will vest or be issued, which in turn will allow us receive income tax deductions under Section 162(m) of the Internal Revenue Code.

Our Board believes that the approval of the amended 2004 Plan is essential to our continued success. We believe that our employees are our most valuable assets and that the Awards permitted under the Incentive Plan are vital to our ability to attract and retain outstanding individuals in the competitive labor markets in which we compete. These Awards also are crucial to our ability to motivate our employees to achieve our company goals.

Vote Required

The approval of the amended 2004 Plan requires the affirmative vote of a majority of the votes cast on the proposal at the 2008 Annual Meeting of Stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE AMENDED 2004 PLAN.

Summary of the 2004 Plan

The following is a summary of the principal features of the amended 2004 Plan and its operation. The summary is qualified in its entirety by reference to the amended 2004 Plan itself set forth in Appendix A.

The amended 2004 Plan provides for the grant of the following types of incentive Awards: (i) stock options, (ii) restricted stock, (iii) restricted stock units, (iv) stock appreciation rights (v) performance units and performance shares, and (vi) and other stock or cash awards. Each of these is referred to individually as an “Award.” Those eligible for Awards under the amended 2004 Plan include employees, directors and consultants who provide services to us or our subsidiaries. As of April 18, 2008, approximately 270 of our employees, directors and consultants were eligible to participate in this plan.

Number of Shares of Common Stock Available Under the 2004 Plan. The maximum aggregate number of shares of common stock that may be awarded and sold under the amended 2004 Plan was 4,564,765 shares, of which 2,559,423 shares remained available for future awards. The shares may be authorized, but unissued, or reacquired common stock. As of December 31, 2007, no Awards had been granted under the proposed terms of the amended 2004 Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by us, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the amended 2004 Plan. Upon exercise of a stock appreciation rights settled in shares, the gross number of shares covered by the portion of the stock appreciation right will cease to be available under the amended 2004 Plan. Shares that have actually been issued under the amended 2004 Plan under any Award will not be returned to the amended 2004 Plan and will not become available for future distribution under the amended 2004 Plan; provided, however, that if shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by us or are forfeited to us, such shares will become available for future grant under the amended 2004 Plan as described above. Shares used to pay the exercise price of an Award and/or used to satisfy tax withholding obligations will not become available for future grant or sale under the amended 2004 Plan. To the extent an Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares available for issuance under the amended 2004 Plan.

If we declare a stock dividend or engage in a reorganization or other change in our capital structure, including a merger, the Administrator will adjust the (i) number and class of shares available for issuance under the amended 2004 Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

Administration of the Amended 2004 Plan. Our Board, or its Compensation Committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by our Board (referred to as the “Administrator”), will administer the amended 2004 Plan. To make grants to certain of our officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) (so that we can receive a federal tax deduction for certain compensation paid under the Incentive Plan).

Subject to the terms of the amended 2004 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the amended 2004 Plan), to interpret the provisions of the amended 2004 Plan and outstanding Awards, and to allow participants to satisfy withholding tax obligations by electing to have us withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the minimum amount required to be withheld.

The Administrator may, with stockholder approval, implement an exchange program under which (i) outstanding Awards may be surrendered or cancelled in exchange for Awards of the same type, Awards of a different type, or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award could be reduced.

Automatic Director Grants. The amended 2004 Plan provides for an automatic grant to outside directors of an option to purchase 10,000 shares (the “First Option”) on the date the person first becomes an outside director plus an additional option to purchase 5,000 shares (the “Subsequent Option”) on the date of each annual meting of stockholders, provided he or she will have served on our Board for at least the preceding six months. Each First Option will vest and become exercisable as to one-third of the shares subject to the option on each annual anniversary of its date of grant and each Subsequent Option will vest and become exercisable as to one hundred percent of the shares subject to such Option on the anniversary of its date of grant, provided the participant continues to serve as a director through such dates.

Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the amended 2004 Plan. The Administrator determines the number of shares subject to each option, although the amended 2004 Plan provides that a participant may not receive options for more than 1,000,000 shares in any fiscal year, except in connection with his or her initial employment with us, in which case he or she may be granted an option covering up to an additional 1,000,000 shares.

The Administrator determines the exercise price of options granted under the amended 2004 Plan, provided the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of each option will be stated in the Award agreement. The term of an option may not exceed ten years, except that, with respect to any participant who owns more than 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event may an option be exercise beyond its maximum term.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Award agreement generally will grant us the right to repurchase or reacquire the shares upon the termination of the participant’s service with us for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 300,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 300,000 shares of restricted stock in connection with his or her initial employment with us.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the amended 2004 Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to us. The Administrator determines the number of restricted stock units granted to any participant, but no participant may be granted more than 300,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 300,000 restricted stock units in connection with his or her initial employment with us.

Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights (“SARs”), which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in cash, shares of common stock, or a combination thereof. The Administrator, subject to the terms of the amended 2004 Plan, will have complete discretion to determine the terms and conditions of SARs granted under the amended 2004 Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of a SAR may not exceed ten years. No participant will be granted SARs covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted SARs covering up to an additional 1,000,000 shares in connection with his or her initial employment with us.

The Administrator may grant “affiliated” SARs, “freestanding” SARs, “tandem” SARs, or any combination thereof. An “affiliated SAR” is a SAR that is granted in connection with a related option and which automatically will be deemed to be exercised at the same time that the related option is exercised. However, an affiliated SAR will not require a reduction in the number of shares subject to the related option. A “freestanding” SAR is one that is granted independent of any options. A “tandem” SAR is a SAR granted in connection with an option that entitles the participant to exercise the SAR by surrendering to us an equivalent portion of the unexercised related option. A tandem SAR may be exercised only with respect to the shares for which its related option is then exercisable. With respect to a tandem SAR granted in connection with an incentive stock option, the tandem SAR will expire no later than the expiration of the underlying incentive stock option, the value of the payout with respect to the tandem SAR will be for no more than 100% of the difference between the exercise price of the underlying incentive stock option and the fair market value of the shares subject to the underlying incentive stock option at the time the tandem SAR is exercised, and the tandem SAR will be exercisable only when the fair market value of the shares subject to the incentive stock option exceeds the exercise price of the incentive stock option.

After termination of service with us, a participant will be able to exercise the vested portion of his or her SAR for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested SARs for the same period of time as applies to stock options.

Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator; provided, however, that after the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. During any fiscal year, no participant will receive more than 300,000 performance shares and no participant will receive performance units having an initial value greater than $2,000,000, except that a participant may be granted performance shares covering up to an additional 300,000 shares in connection with his or her initial employment with us. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the amended 2004 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Internal Revenue Code and may provide for a targeted level or levels of achievement including: (i) cash position, (ii) earnings per Share, (iii) net income, (iv) operating cash flow, (v) operating income, (vi) operating expenses, (vii) product revenues, (viii) profit after-tax, (ix) revenue, (x) revenue growth, and (xi) total stockholder return. The performance goals may differ from participant to participant and from Award to Award, may be used alone or in combination, may be used to measure our performance as a whole or the performance of one of our business units, and may be measured relative to a peer group or index.

Transferability of Awards. Awards granted under the amended 2004 Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change in Control. In the event we experience a change in control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

With respect to Awards granted to an outside director that are assumed or substituted for, if on the date of or following such assumption or substitution the participant’s status as a director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the participant not at the request of the successor, then the participant will fully vest in and have the right to exercise his or her options and/or stock appreciation rights as to all of the shares subject to the Award, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock shall lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

Amendment and Termination of the Amended 2004 Plan. The Administrator will have the authority to amend, alter, suspend or terminate the amended 2004 Plan, except that stockholder approval will be required for any amendment to the extent required by applicable laws. No amendment, alteration, suspension or termination of the amended 2004 Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and us. The amended 2004 Plan will terminate in 2014, unless our Board terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee, director or consultant may receive under the amended 2004 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of common stock subject to options granted under the 2004 Plan during the last fiscal year, and (b) the average per share exercise price of such options

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
All Named Executive Officers, as a group	110,000	$24.37
All directors who are not Named Executive Officers, as a group	30,000	$24.91
All employees who are not Named Executive Officers, as a group	262,500	$24.75

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and us of Awards granted under the amended 2004 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

As a result of Section 409A of the Internal Revenue Code and the Treasury regulations promulgated thereunder (“Section 409A”), however, nonstatutory stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such Awards and may be subject to an additional 20% federal income tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Section 409A. Section 409A addresses non-qualified deferred compensation arrangements. Awards granted under our amended 2004 Plan with a deferral feature will be subject to the requirements of Section 409A, including discount stock options and stock appreciation rights discussed above. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Some states may also apply a penalty tax (for instance, California imposes a 20% penalty tax in addition to the 20% federal penalty tax). The Internal Revenue Service has not issued complete and final guidance under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to Awards issued under the amended 2004 Plan) are not entirely clear. We strongly encourage recipients of such Awards to consult their tax, financial, or other advisor regarding the tax treatment of such Awards.

Tax Effect for us; Section 162(m) of the Internal Revenue Code. We generally will be entitled to a tax deduction in connection with an Award under the amended 2004 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer (i.e., its principal executive officer) and to each of our three most highly compensated executive officers for the taxable year (other than the principal executive officer or principal financial officer). Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the amended 2004 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. The amended 2004 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND US WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2008. PricewaterhouseCoopers LLP audited the Company’s consolidated financial statements for the fiscal years 2001 through 2007.

The Board is asking the stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2008. Although not required by law, by rules of Nasdaq, or by the Company’s bylaws, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different Independent Registered Public Accounting Firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company’s stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

Audit and Non-Audit Services

The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Company’s Independent Registered Public Accounting Firm. In addition to retaining PricewaterhouseCoopers LLP to audit the Company’s consolidated financial statements for 2007, the Audit Committee retained PricewaterhouseCoopers LLP to provide other auditing and advisory services in 2007. The Audit Committee understands the need for PricewaterhouseCoopers LLP to maintain objectivity and independence in its audits of the Company’s financial statements. The Audit Committee has reviewed all non-audit services provided by PricewaterhouseCoopers LLP in 2007 and has concluded that the provision of such services was compatible with maintaining PricewaterhouseCoopers LLP’s independence in the conduct of its auditing functions.

To help ensure the independence of the Independent Registered Public Accounting Firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by its Independent Registered Public Accounting Firm. Pursuant to this policy, all audit and non-audit services to be performed by the Independent Registered Public Accounting Firm must be approved in advance by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

The aggregate fees incurred by the Company for audit and non-audit services in 2007 and 2006 were as follows:

Service Category	2007	2006
Audit Fees	$654,000	$900,000
Audit Related Fees	—	—
Tax Fees	22,000	28,000
All Other Fees	1,000	2,000

Total	$677,000	$930,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements and internal control over financial reporting included in the annual report on Form 10-K and for the review of a company’s financial statements included in the quarterly reports on Form 10-Q; “audit-related fees” are fees for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are a subscription fee for a PricewaterhouseCoopers LLP online service used for accounting research purposes. Included in audit fees are fees that were billed and unbilled for services rendered during the year ended December 31, 2007.

All of the services provided by PricewaterhouseCoopers LLP described in the table above were approved by the Audit Committee.

NAMED EXECUTIVE OFFICERS

Set forth below is certain information concerning our Named Executive Officers as of the Record Date.

Name	Age	Position(s)
Kevin P. Connors	46	President, Chief Executive Officer and Director
David A. Gollnick	44	Executive Vice President of Research and Development and Director
Ronald J. Santilli	48	Executive Vice President and Chief Financial Officer
John J. Connors	43	Executive Vice President of Worldwide Sales and Marketing
Robert J. Shine, Jr.	39	Vice President of International

Further information with respect to Kevin P. Connors and David A. Gollnick is provided above under “Director Nominees”

Ronald J. Santilli has served as our Chief Financial Officer since September 2001 and as our Executive Vice President since April 2007. From September 2001 to April 2007, Mr. Santilli served as our Vice President. From April 2001 to August 2001, Mr. Santilli served as Senior Director of Financial Planning and Accounting at Lumenis, a manufacturer of medical lasers. From May 1993 to March 2001, Mr. Santilli held several positions at Coherent Inc., including Sales Operations Manager, Controller of the Medical Group and, most recently, Director of Finance and Administration. Mr. Santilli holds a B.S. in Business Administration from San Jose State University and an M.B.A. in Finance from Golden Gate University.

John J. Connors has served as our Executive Vice President of Worldwide Sales and Marketing since April 2007. From April 2005 to April 2007, Mr. Connors served as our Vice President of North American Sales. From February 2004 to April 2005, he served as our Director of North American Sales. From February 2001 to February 2004, he served as our Western Regional Sales Manager. From July 1999 to January 2001, Mr. Connors served as a Sales Manager for Coherent Medical Group, a unit of Coherent Inc. Mr. Connors holds a B.S. in Economics from Miami University.

Robert J. Shine, Jr., Ph.D. has served as our Vice President of International since September 2006. From December 2002 to September 2006, Dr. Shine served as our Director of Marketing. Prior to joining us, Dr. Shine held positions in marketing at WaveSplitter Technologies, Inc. and New Focus, Inc. Dr. Shine holds a B.A. and M.A. in Chemistry and Physics from Harvard University and a Ph.D. in Applied Physics from Stanford University.

Compensation Discussion and Analysis

Overview

The primary objectives of our compensation programs are:

•	that they be fair, objective and consistent across the employee population:

•	that compensation be directly and substantially linked to measurable corporate and individual performance: and

•	that compensation remains competitive, so that we can attract, motivate, retain and reward the key employees whose knowledge, skills and performance are necessary for our success.

We seek to foster a culture where individual performance is aligned with organizational objectives. We evaluate and reward our Named Executive Officers based on the comparable market compensation for their respective positions in the company and an evaluation of their contributions to the achievement of short- and long-term organizational goals. Executive compensation is reviewed annually, and adjustments are made to reflect performance-based factors and competitive conditions. Generally, compensation for our Named Executive

Officers is adjusted effective June 1 of each year, except that (i) the sales commission plans for our Executive Vice President of Worldwide Sales and Marketing and our VP of International are adjusted annually, effective January 1; and, (ii) effective from January 1, 2008, cash compensation for our Executive Vice President of Worldwide Sales and Marketing is adjusted annually, effective January 1.

Role of Our Compensation Committee

Compensation Committee Charter

The Compensation Committee establishes compensation for our Chief Executive Officer, Chief Financial Officer and the other Named Executive Officers, and administers our equity incentive plans, which are currently the 1998 Stock Plan, the 2004 Equity Incentive Plan (as amended) and the 2004 Employee Stock Purchase Plan. The Compensation Committee has a written charter, which was adopted by our Board in January 2004, and was amended in April 2007 and in April 2008. A copy of this charter, as amended, can be found on our website, which is www.cutera.com.

Duties of the Compensation Committee

The responsibilities of the Compensation Committee include:

(i) Establishing the following for the Named Executive Officers and such other officers as appropriate: (a) annual base salary, (b) annual incentive bonus, which may include the setting of specific goals and amounts, (c) equity compensation, (d) agreements for employment, severance and change-in-control, and (e) any other benefits, compensation or arrangements, other than benefits generally available to our employees.

(ii) Reviewing and making recommendations to our Board of Directors, at such intervals as may be decided by the Committee from time to time, regarding (a) general compensation goals and guidelines for our employees and the criteria by which bonuses and stock compensation awards to our employees are determined; and, (b) other policies and plans for the provision of compensation to our employees, directors or consultants.

(iii) Acting as Administrator of our 1998 Stock Plan, 2004 Equity Incentive Plan (as amended), 2004 Employee Stock Purchase Plan, and any other equity compensation plans adopted by our Board.

(iv) Reviewing and making recommendations to our Board with respect to policies relating to the issuance of equity incentives to employees, consultants and directors.

(v) Preparing the report that follows this Compensation Discussion and Analysis.

Compensation Committee Members

The members of our Compensation Committee are appointed by our Board. The members of that committee as of the Record Date were Dr. David B. Apfelberg (chairman), Mr. Jerry P. Widman and Ms. Annette J. Campbell-White. Ms. Campbell-White replaced W. Mark Lortz as a member of the Compensation Committee on April 13, 2007. Each member of the Compensation Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and satisfies the independence requirements imposed by Nasdaq.

Role of the Compensation Committee and its Consultant in Setting Executive Compensation

As of April 2008, our Compensation Committee establishes the compensation packages for our Named Executive Officers to ensure consistency with market compensation rates for similar positions, our compensation philosophy and corporate governance guidelines. Prior to April 2008, the Compensation Committee reviewed and made recommendations about executive compensation for approval by the independent members of our Board. In either situation, decisions are made only by the directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Since 2005, we have been working with a third-party compensation consultant, Compensia, Inc., to assist us in setting executive compensation. In past years, management took a more active role in working with the consultant and in preparing recommendations of executive compensation for review by the Compensation Committee, and ultimately, the Board. Since 2007, with the SEC’s recent reforms relating to executive compensation disclosure, our Compensation Committee has assumed a more active role.

Since 2007, our Compensation Committee had been working directly with Compensia, and they together had produced reports and recommendations of executive compensation for the Board’s consideration. Beginning April 2008, the Compensation Committee will, with the assistance of a third-party compensation consultant, establish executive compensation. Because certain components of executive compensation—such as sales commissions and bonus targets—are driven by operational priorities, as to which management has greater insight than the Board or the Compensation Committee, the Compensation Committee has directed management to interface with the Committee and Compensia to help establish appropriate targets.

In the future, we may decide not to hire Compensia, or any other compensation consultant, each year, but rather once every few years or so. This decision shall be evaluated regularly and will be based on the Compensation Committee’s evaluation of whether the prior report obtained, along with increased disclosures of other public companies from our Peer Group relating to executive compensation disclosure, is sufficient to allow them to make informed and reasonable decisions with regard to executive-compensation matters.

Role of our Executives in Setting Compensation

On occasion, the Compensation Committee meets with members of our management team, including Messrs. Kevin Connors and Ron Santilli, to obtain recommendations with respect to Company compensation programs, practices and packages for executives, other employees and directors. Management may make recommendations to the Compensation Committee on all components of compensation. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to these matters. The Compensation Committee has the ultimate authority to make decisions with respect to the compensation of our Named Executive Officers and does not delegate any of its compensation functions to others.

Market Benchmarks

In developing its recommendations for annual compensation packages for our Named Executive Officers, our Compensation Committee worked with Compensia to gather market data and identify an appropriate peer group of public companies. The members of that peer group are Abaxis, AngioDynamics, Aspect Medical Systems, Atrion Corporation, BSML, Candela, Cerus, Cholestech, Cynosure, I-Flow Corporation, IntraLase, Iridex, OraSure Technologies, Palomar Medical Technologies, STAAR Surgical, Thermage and VNUS Medical Technologies (the “Peer Group”). Our Compensation Committee used this data in developing its recommendations for annual compensation for our Named Executive Officers, but also ensured that its recommendations were consistent with the philosophy underlying our compensation programs.

Compensation Components

Our Named Executive Officers are compensated with cash, equity and non-equity incentives, and other customary employee benefits.

Cash Compensation. Cash compensation consists of base salary, participation in a discretionary bonus program, participation in a discretionary profit-sharing plan and, for Mr. John Connors, our EVP of Worldwide Sales and Marketing, and Robert J. Shine, Jr., our VP of International, participation in a sales commission plan. The sales commission plan is intended to account for a majority of the cash compensation earned by these two Named Executive Officers, except that, from January 1, 2008, Mr. John Connors’ sales commission plan is not intended to account for a majority of his cash compensation. Our cash compensation goals for our Named Executive Officers are based upon the following principals:

•	Salary should generally be set at or above the 50th percentile of our Peer Group;

•	Salary should be positioned to reflect each individual’s experience, performance and potential;

•	A significant portion of cash compensation should be “at risk;” and

•

The amount of discretionary bonuses payable in any quarter is based on revenue growth, compared with the same quarter in the prior year, and the operating profit before stock-based compensation and non-operational expenses, or “Adjusted Operating Profit.” Further, discretionary bonuses are payable only if we have an Adjusted Operating Profit for that quarter.

Base Salary and Total Target Cash Compensation. In June 2007, our Board approved a recommendation by our Compensation Committee to set the annual base salary and total target cash compensation of our Named Executive Officers, from June 1, 2007, at the 50th percentile of our Peer Group (except for Mr. John Connors, whose annual base salary was set below the 25th percentile of our Peer Group, and whose total target cash compensation (which includes a target sales commission) was set at about ten percent higher than the 50th percentile of our Peer Group). Total target cash compensation for each Named Executive Officer includes his annual base salary, annual target bonus level (described below), annual profit-sharing payments and, for Messrs. John Connors and Robert Shine, sales commissions.

In July 2007, in consideration of Mr. Dave Gollnick’s contributions and new employment responsibilities, including his additional responsibilities of managing our clinical department, our Board increased his annual base salary and total target cash compensation so that they are about ten percent- and fourteen percent higher, respectively, than the 50th percentile of our Peer Group.

In February 2008, our Board approved a recommendation by our Compensation Committee to set the annual base salary and total target cash compensation of Messrs. Kevin Connors, Ronald Santilli and David Gollnick, from January 1, 2008, at the same rate that was set in 2007 and effective through May 31, 2008. Our Board also approved at that meeting a recommendation by our Compensation Committee to set the annual base salary and the total target cash compensation (which includes a target sales commission) for Mr. John Connors, from January 1, 2008.

Discretionary Bonus Program. In addition to base salary compensation, we have a discretionary bonus program for our Named Executive Officers and other personnel pursuant to which cash payments may be made quarterly. In June 2007, our Board of Directors, upon the review and recommendation by the Compensation Committee, set the annual target bonus levels as a percentage of base salary for the Named Executive Officers. In July 2007, in consideration of Mr. Dave Gollnick’s contributions and new employment responsibilities, our Board increased his annual target bonus level. In February 2008, our Board confirmed that the annual target bonus levels for our Named Executive Officers would remain the same through December 31, 2008.

Target bonuses are calculated based upon a matrix of revenue growth and Adjusted Operating Profit. For example, at 10% revenue growth and 10% Adjusted Operating Profit, an individual would receive 100% of his or her target bonus. At 50% revenue growth and 25% Adjusted Operating Profit, an individual would receive 375% of his or her target bonus. The actual bonus earned by each of our Named Executive Officers in 2007 was equal to approximately 103-105% of his or her respective target bonus.

Payments under this bonus program are made quarterly and only in the event that we have an Adjusted Operating Profit in that then-preceding quarter.

We have sometimes issued cash bonuses to our Named Executive Officers that were not tied to specific target bonus levels. For instance, in February 2007, following a recommendation by our Compensation Committee, our Board approved a one-time discretionary cash bonus of $20,000 gross for Mr. John Connors for his performance during 2006.

Discretionary Profit-Sharing Program. We also have a discretionary profit sharing program for our Named Executive Officers and other personnel pursuant to which cash payments may be made quarterly. Payments under this plan in any given quarter are generally equal to about eight percent of the recipient’s base salary for that given quarter. Target profit-sharing payments are calculated based upon half of the quarterly pre-tax Adjusted Operating Profit percentage (pre-tax Adjusted Operating Profit divided by revenue) multiplied by the Named Executive Officer’s gross salary earned during that quarter.

Long-Term Incentive Program. We believe that equity-based compensation promotes and encourages long-term successful performance by our Named Executive Officers that is aligned with the organization’s goals and the generation of stockholder value. Our equity compensation goals for our Named Executive Officers and others are based upon the following principals:

•	Stockholder and executive interests should be aligned;

•	Key and high-performing employees, who have a demonstrable impact on our performance and /or stockholder value, should be provided this benefit;

•	The program should be structured to provide meaningful retention incentives to participants;

•	The equity grants should reflect each individual’s experience, performance, potential and be comparable to what the Peer Group grants for the respective position; and

•	Actual awards should be tailored to reflect individual performance and attraction/retention goals.

Under our 2004 Equity Incentive Plan, we are permitted to grant stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards. Under that Plan, we grant options to our officers, directors and employees to purchase shares of our common stock at an exercise price equal to the fair market value of such stock on the date of grant. The grant date for stock options to our Named Executive Officers is typically the date of a regularly scheduled board meeting, of which we have four per year, or, for annual merit grants, on or around June 1 of each year. Our outside directors are granted options annually on the date of our annual general meeting of stockholders. We have no program, plan or practice to select option grant dates (or set board meeting and annual general meeting of stockholders dates) to correspond with the release of material non-public information.

In June 2007, our Board of Directors approved a recommendation by our Compensation Committee to grant options to our Named Executive Officers to acquire shares of our common stock under our 2004 Equity Incentive Plan. The number of stock options granted to each Named Executive Officer was set at the 75th percentile of our Peer Group. In July 2007, in consideration of Mr. Gollnick’s contributions and new employment responsibilities, including his additional responsibilities of managing our clinical department, our Board of Directors approved an additional stock option grant to Mr. Gollnick, such that the total number of stock options granted to Mr. Gollnick in June and July 2007 was set at about 35% above the 75th percentile of our Peer Group.

Each of the option grants described in the preceding paragraph have a vesting commencement date of June 1, 2007, a term of five years, except for Mr. Gollnick’s options granted in July 2007, which have a term of seven years, and vests as follows: twelve forty-eighths of the total number of shares subject to the option shall vest one full calendar year following the vesting commencement date and one forty-eighth of the total number of shares subject to the option shall vest on the last day of each full calendar month thereafter, until all such shares have vested, subject to the option holder continuing to provide services to us through each such date.

In 2005, we issued performance unit awards (otherwise commonly referred to as restricted stock units) pursuant to, and as provided under, the 2004 Equity Incentive Plan. Each recipient of an award entered into a performance unit award agreement (or Award Agreement). These awards vest annually at the rate of 25% of the units per year, for four years, provided the recipient continues to provide us with service. Pursuant to the Award Agreements, following each annual vesting date, the award is settled in stock, net of stock withheld for the payment of employee taxes. Under the terms of the 2004 Equity Incentive Plan and the Award Agreements, each unit has an initial value equal to the fair market value of our common stock on the date of grant. On its vesting date, the unit has a value equal to the fair market value of our common stock on the date of vesting.

We also have a 2004 Employee Stock Purchase Plan that provides eligible employees with the opportunity to purchase shares of our common stock at a 15% discounted price to the lower of the fair market value at either the beginning or the end of the applicable offering period. Except for our Chief Executive Officer and our Executive Vice President of Research and Development, all of our other Named Executive Officers participate in this plan.

Benefits. We provide the following benefits to our Named Executive Officers generally on the same basis as the benefits provided to all employees:

•	Health, dental and vision insurance;

•	Life insurance;

•	Short-and long-term disability;

•	401(k) plan; and

•	Flexible Spending Accounts.

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

In addition, Mr. John Connors receives an auto allowance of $600 per month due to his travel schedule as Executive Vice President of Worldwide Sales and Marketing. Also, in February 2008, our Board agreed that we would reimburse Mr. John Connors in an amount up to $210,000 for expenses incurred in connection with the planned relocation of his family and him to a location in the San Francisco Bay Area, subject to his obligation to return the entire reimbursed sum in the event he leaves our employ voluntarily before February 15, 2009.

We do not have employment agreements with any of our Named Executive Officers, nor any other agreement that would provide any of them with severance payments or with any other rights upon termination of employment or a change of control in our company.

Internal Revenue Code Section 162(m) and Limitations on Executive Compensation

Section 162(m) of the United States Internal Revenue Code of 1986, as amended, may limit our ability to deduct for United States federal income tax purposes compensation paid to either our Chief Executive Officer or to any four other highest paid executive officers in any one fiscal year that is, for each such person, in excess of $1,000,000. None of our executive officers received any such compensation in excess of this limit during 2007, or any prior year.

Grants under the 2004 Equity Incentive Plan are not subject to the deduction limitation; however, to preserve our ability to deduct the compensation income associated with options granted to such executive officers pursuant to Section 162(m) of the Internal Revenue Code, our 2004 Equity Incentive Plan provides that no optionee may be granted option(s) to purchase more than 500,000 shares of our common stock in any one fiscal year. However, in the fiscal year in which the optionee is hired, an optionee may be granted an option to purchase up to 1,000,000 shares of our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information regarding common stock that may be issued upon the exercise of options and restricted stock units under our 2004 Plan and the 1998 Stock Plan as of December 31, 2007. All our equity compensation plans were approved by our stockholders in conjunction with our initial public offering in 2004.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,417,575	$14.22	2,047,649
Equity compensation plan not approved by security holders	—	N/A	—

Total	2,417,575		2,047,649

Summary Compensation Table

The following table sets forth summary compensation information for the year ended December 31, 2007 for our Chief Executive Officer, Chief Financial Officer and each of our other three most highly compensated executive officers. We refer to these persons as our Named Executive Officers elsewhere in this proxy statement. Except as provided below, none of our Named Executive Officers received any other compensation required to be disclosed by law or in excess of $10,000 annually.

Name and Principal Position	Salary	Bonus(1)	Option and Stock Awards(2)	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Kevin P. Connors	$390,833	$258,267	$404,725	$7,725	(3)	$10,358	(4)	$1,071,908
President and Chief Executive Officer

Ronald J. Santilli	267,083	134,795	268,511	—		10,358	(4)	680,747
Chief Financial Officer and Executive Vice President

David A. Gollnick	256,205	119,873	210,167	—		10,358	(4)	596,603
Executive Vice President of Research and Development

John J. Connors	144,838	22,260	240,274	58,878	(3)	17,558	(5)	483,808
Executive Vice President of Worldwide Sales and Marketing

Robert J. Shine, Jr.	156,722	28,676	121,484	52,047	(3)	10,125	(4)	369,054
Vice President of International

(1)	Amounts represent payments of a discretionary bonus and profit sharing in 2007.
(2)

Amount reflects the total stock-based compensation expense for the year ended December 31, 2007 calculated in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, or SFAS No. 123(R), using the modified prospective method for unvested awards as of January 1, 2006 and excluding estimates of forfeitures. See Note 4 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange

Commission on March 13, 2008 for a discussion of the assumptions made in determining the grant date fair value and stock-based compensation expense of equity awards.
(3)	Amounts represent sales commission payments for meeting targets under a sales commission incentive plan.
(4)	Amount represents 401(k) employer-match contributions and service award, where applicable.
(5)	Amount represents 401(k) employer-match contributions, service award, and $7,200 for a car allowance.

Grants of Plan-Based Awards

The following table lists grants of plan-based awards made to our Named Executive Officers in 2007 and their related grant date fair value calculated in accordance with SFAS 123(R).

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(2)	Grant Date Fair Value of Stock Option Awards (1)
Name		Threshold	Target	Maximum
Kevin P. Connors	6/8/2007	—	—	—	40,000	$24.46	$444,608
President and Chief Executive Officer

Ronald J. Santilli	6/8/2007	—	—	—	22,000	24.46	244,534
Chief Financial Officer and Executive Vice President

David A. Gollnick	6/8/2007	—	—	—	14,000	24.46	155,613
Executive Vice President Research and Development	7/27/2007	—	—	—	5,000	22.53	58,368

John J. Connors	6/8/2007	—	—	—	19,000	24.46	211,189
Executive Vice President of Worldwide Sales and Marketing

Robert J. Shine, Jr.	6/8/2007	—	—	—	10,000	24.46	111,152
Vice President of International

(1)	Amount reflects the total stock-based compensation expense for the year ended December 31, 2007 calculated in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, or SFAS No. 123(R), using the modified prospective method for unvested awards as of January 1, 2006 and excluding estimates of forfeitures. See Note 4 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 13, 2008 for a discussion of the assumptions made in determining the grant date fair value and stock-based compensation expense of equity awards.
(2)	The per-share prices were the closing price of our common stock on the respective dates of grant.

Equity Incentive Awards Outstanding

The following table lists the outstanding equity incentive awards held by our Named Executive Officers as of December 31, 2007.

	Option Awards				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Earned Options(1)	Number of Securities Underlying Unexercised Unearned Options(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Date Awards Will be Fully Vested
Kevin P. Connors	408,333	0	0.10	9/13/2009
President and Chief Executive Officer	50,000	0	0.50	8/4/2010
	3,333	0	4.25	8/13/2013
	18,750	11,250	20.25	7/28/2015
	40,000	0	2.50	6/8/2011
	20,625	34,375	23.75	6/8/2013
	0	40,000	24.46	6/8/2012
					5,000	78,500	6/01/2009

Ronald J. Santilli	3,372	0	4.25	8/7/2012
Chief Financial Officer and Executive Vice President	14,753	0	4.25	8/13/2013
	8,750	1,250	13.30	7/20/2014
	9,375	5,625	20.25	7/28/2015
	20,000	0	5.50	9/24/2011
	13,125	21,875	23.75	6/8/2013
	0	22,000	24.46	6/8/2012
					2,500	39,250	6/01/2009

David A. Gollnick	25,000	0	0.10	9/13/2009
Executive Vice President Research and Development	25,000	0	0.50	6/9/2010
	23,400	0	2.50	6/8/2011
	2,917	0	4.25	8/13/2013
	2,708	1,250	13.30	7/20/2014
	4,062	5,625	20.25	7/28/2015
	9,375	15,625	23.75	6/8/2013
	0	14,000	24.46	6/8/2012
	0	5,000	22.53	7/27/2014
					2,500	39,250	6/01/2009

John J. Connors	7,500	0	0.75	4/6/2011
Executive Vice President of Worldwide Sales and Marketing	7,700	0	2.50	6/8/2011
	2,000	0	0.75	4/6/2011
	4,163	0	4.25	8/7/2012
	12,500	0	6.00	9/5/2013
	7,500	0	4.25	8/13/2013
	26,833	1,167	13.80	2/13/2014
	4,375	625	13.30	7/20/2014
	14,583	5,417	17.99	4/22/2015
	6,250	3,750	20.25	7/28/2015
	5,625	9,375	23.75	6/8/2013
	0	19,000	24.46	6/8/2012
					1,500	23,550	6/01/2009

Robert J. Shine, Jr.	23,000	0	4.25	12/13/2012
Vice President of International	7,000	0	4.25	8/13/2013
	4,375	625	13.30	7/20/2014
	3,125	1,875	20.25	7/28/2015
	3,750	6,250	23.75	6/8/2013
	2,917	7,083	27.36	10/20/2013
	0	10,000	24.46	6/8/2012
					750	11,775	6/01/2009

(1)	One-quarter (1/4th) of the shares underlying each of these options vest on the one year anniversary of the vesting commencement date and 1/48 of the underlying shares vest each month thereafter.
(2)	Performance unit awards (otherwise commonly referred to as restricted stock units) vest at the rate of 25% per year, for four years, provided the recipient continues to provide us with service.

Options Exercised and Stock Vested

The following table lists the options exercised by, and stock vested to, our Named Executive Officers in the year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized Upon Vesting(2)
Kevin P. Connors	315,000	10,205,968	2,500	65,575
President and Chief Executive Officer
Ronald J. Santilli	30,000	927,785	1,250	32,788
Chief Financial Officer and Executive Vice President
David A. Gollnick	155,000	4,889,000	1,250	32,788
Executive Vice President of Research and Development
John J. Connors	7,500	269,515	750	19,672
Executive Vice President of Worldwide Sales and Marketing
Robert J. Shine, Jr.	3,000	99,305	375	9,836
Vice President of International

(1)	Represents the excess of fair market value of the shares exercised on the exercise date over the aggregate exercise price for such shares.
(2)	These shares were originally issued by us pursuant to performance unit awards. On each vesting date, the unit had a value equal to the fair market value of our common stock on the date of vesting.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Cutera’s proxy statement.

The foregoing report is provided by the undersigned members of the Compensation Committee.

Dr. David B. Apfelberg

Mr. Jerry P. Widman

Ms. Annette J. Campbell-White

(1)	The material in this report is not deemed soliciting material or filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

OTHER MATTERS

We are not aware of any other business to be presented at the meeting. As of the date of this proxy statement, no stockholder had advised us of the intent to present any business at the meeting. Accordingly, the only business that our Board of Directors intends to present at the meeting is as set forth in this proxy statement.

If any other matter or matters are properly brought before the meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

Kevin P. Connors President and Chief Executive Officer

Brisbane, California

April 28, 2008

Appendix A

CUTERA, INC.

2004 EQUITY INCENTIVE PLAN

(as amended on April 25, 2008)

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Cutera, Inc., a Delaware corporation, or any successor thereto.

(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “Freestanding SAR” means a SAR that is granted independently of any Option.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Inside Director” means a Director who is an Employee.

(x) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a stock option granted pursuant to the Plan.

(aa) “Outside Director” means a Director who is not an Employee.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Participant” means the holder of an outstanding Award.

(dd) “Performance Goals” will have the meaning set forth in Section 12 of the Plan.

(ee) “Performance Period” means any Fiscal Year or such other period as determined by the Administrator in its sole discretion.

(ff) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(gg) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(hh) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ii) “Plan” means this 2004 Equity Incentive Plan.

(jj) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(kk) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm) “Section 16(b)” means Section 16(b) of the Exchange Act.

(nn) “Service Provider” means an Employee, Director or Consultant.

(oo) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(pp) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a SAR.

(qq) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(rr) “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

(ss) “Unvested Awards” will mean Options or Restricted Stock that (i) were granted to an individual in connection with such individual’s position as an Employee and (ii) are still subject to vesting or lapsing of Company repurchase rights or similar restrictions.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, as of April 18, 2008, the maximum aggregate number of shares of common stock that may be awarded and sold under the amended 2004 Plan was 4,564,765, of which 2,559,423 shares remained available for future awards.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) with the approval of the Company’s stockholders, to institute an Exchange Program;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(x) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (the Fair Market Value of the Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined and all elections by a Participant to have Shares withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable);

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) The following limitations will apply to grants of Options:

(1) No Service Provider will be granted, in any Fiscal Year, Options to purchase more than 1,000,000 Shares.

(2) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares, which will not count against the limit set forth in Section 6(a)(ii)(1) above.

(3) The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(4) If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (1) and (2) above.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

c) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company; (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 300,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 300,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider; provided, however, no Service Provider will be granted, in any Fiscal Year, SARs covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service a Service Provider may be granted SARs covering up to an additional 1,000,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14. In addition, if a SAR is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled SAR will be counted against the numerical share limits set forth above.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that the per Share exercise price of a SAR will be no less than 100% of the Fair Market Value per Share on the date of grant. However, the exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

(d) Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(e) Exercise of Affiliated SARs. An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

(f) Exercise of Freestanding SARs. Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(g) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(h) Maximum Term/Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing provisions of this Section 9, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to post-termination exercise also will apply to SARs.

(i) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $2,000,000, and (ii) no Participant will receive more than 300,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 300,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Formula Option Grants to Outside Directors.

All grants of Options to Outside Directors pursuant to this Section will be automatic and nondiscretionary and will be made in accordance with the following provisions:

(a) Type of Option. All Options granted pursuant to this Section will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.

(b) No Discretion. No person will have any discretion to select which Outside Directors will be granted Options under this Section or to determine the number of Shares to be covered by such Options (except as provided in Sections 10(f) and 13).

(c) First Option. Each person who first becomes an Outside Director following the Registration Date will be automatically granted an Option to purchase 10,000 Shares (the “First Option”) on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive a First Option.

(d) Subsequent Option. Each Outside Director will be automatically granted an Option to purchase 5,000 Shares (a “Subsequent Option”) on each date of the annual meeting of the stockholders of the Company, if as of such date, he or she will have served on the Board for at least the preceding six (6) months.

(e) Terms. The terms of each Option granted pursuant to this Section will be as follows:

(i) The term of the Option will be seven (7) years.

(ii) The exercise price per Share will be 100% of the Fair Market Value per Share on the date of grant of the Option.

(iii) Subject to Section 14, the First Option will vest and become exercisable as to 1/3rd of the Shares subject to such First Option on each anniversary of its date of grant, provided that the Participant continues to serve as a Director through each such date.

(iv) Subject to Section 14, the Subsequent Option will vest and become exercisable as to 100% of the Shares subject to such Option on the third anniversary of its date of grant, provided that the Participant continues to serve as a Director through such date.

(f) Amendment. The Administrator in its discretion may change and otherwise revise the terms of Awards granted under this Section 11, including, without limitation, the number of Shares and exercise prices thereof or the type of Award to be granted, with respect to Awards granted on or after the date the Administrator determines to make any such change or revision.

12. Performance-Based Compensation Under Code Section 162(m).

(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.

(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including: (i) cash position, (ii) earnings per Share, (iii) net income, (iv) operating cash flow, (v) operating income, (vi) operating expenses, (vii) product revenues, (viii) profit after-tax, (ix) revenue, (x) revenue growth, and (xii) total stockholder return. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. With respect to any Award, Performance Goals may be used alone or in combination. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

13. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, and 10.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock shall lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant not at the request of the successor, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject to the Award, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock shall lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16. Tax Withholding

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

CUTERA, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Cutera, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated April 28, 2008 and hereby appoints Jerry P. Widman (a member of our Board of Directors, and chairman of the Board’s Audit Committee) and Ronald J. Santilli (our Chief Financial Officer), each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2008 Annual Meeting of Stockholders of Cutera, Inc. to be held on June 12, 2008 at 10:00 a.m., local time, at Cutera’s offices located at 3240 Bayshore Blvd., Brisbane, California 94005-1021, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

SEE REVERSE SIDE

FOLD AND DETACH HERE

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				Please mark your votes as indicated		☒

1. Election of Directors	FOR ☐	WITHHOLD ☐	2. Proposal to approve the adoption of our 2004 Equity Incentive Plan (as amended).	FOR ☐	AGAINST ☐		ABSTAIN ☐

CLASS I NOMINEES: KEVIN P. CONNORS DAVID A. GOLLNICK			3. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm of the Company for the fiscal year ending December 31, 2008.	FOR ☐	AGAINST ☐		ABSTAIN ☐

THE STOCKHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY STRIKING OUT THE INDIVIDUAL’S NAME ABOVE			THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS I DIRECTORS; (2) FOR THE APPROVAL OF THE ADOPTION OF OUR 2004 EQUITY INCENTIVE PLAN (AS AMENDED) (3) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND (4) AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAME OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S)                                                         SIGNATURE(S)                                                         DATE:                     , 2008

NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

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FOLD AND DETACH HERE